UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  March 2, 1998

                            THE FAIRCHILD CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

      1-6560                                               34-072857
      (Commission                                      (IRS Employer
      File Number)                               Identification No.)

Washington Dulles International Airport
300 West Service Road                                       20153
P.O. Box 10803
Chantilly, Virginia                                      (Zip Code)
(Address of principal executive offices)

               Registrant's telephone number, including area code
                                 (703) 478-5800

                                      N.A.
          (Former name or former address, if changed since last report)


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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.


     On March 2, 1998, The Fairchild Corporation, a Delaware corporation (the "Company"), consummated the acquisition of Edwards & Lock Management Corp., dba Special T Fasteners, a California corporation ("Special-T"), from the stockholders of Special-T pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of January 28, 1998 as amended on February 20, 1998, and March 2, 1998.

     The purchase price for the acquisition was $46.5 million of which $23.5 million was paid in shares of Class A Common Stock of the Company and the remainder was paid in cash. The purchase price is subject to certain post-closing adjustments.

     Special-T is a distributor of aerospace fasteners. In 1997, Special-T had sales of approximately $52.9 million and operating earnings of approximately $9.1 million of which $30.8 million in sales and $4.7 million in operating earnings related to the Company's aerospace fasteners segment.

     For a more complete description of the acquisition, reference is hereby made to the Merger Agreement (a copy of which is filed as an exhibit hereto).

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.


(a)  Financial Statements of Business Acquired

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(a). In accordance with Item 7(a) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after March 2, 1998.Financial Statements of Business Acquired

(b)  Pro Forma Financial Information

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after March 2, 1998.

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(c)  Exhibits

1 Agreement and Plan of Merger dated as of January 28, 1998, as amended on February 20, 1998, and March 2, 1998.


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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 12, 1998


                               THE FAIRCHILD CORPORATION


                               By: /s/ Donald E. Miller
                                   ---------------------------------
                                   Name: Donald E. Miller
                                   Title: Senior Vice President